Exhibit 21.1

Subsidiaries of the Registrant as of December 31, 2025

Entity Name	Jurisdiction of Incorporation
CCL Midscale 8-9, LLC	Delaware
Cheniere ADCC Investments, LLC	Delaware
Cheniere CCH HoldCo I, LLC	Delaware
Cheniere CCH HoldCo II, LLC	Delaware
Cheniere Corpus Christi Holdings, LLC	Delaware
Cheniere Corpus Christi Pipeline, L.P.	Delaware
Cheniere Creole Trail Pipeline, L.P.	Delaware
Cheniere Energy Investments, LLC	Delaware
Cheniere Energy Operating Co., Inc.	Delaware
Cheniere Energy Partners GP, LLC	Delaware
Cheniere Energy Partners LP Holdings, LLC	Delaware
Cheniere Energy Partners, L.P.	Delaware
Cheniere Energy Shared Services, Inc.	Delaware
Cheniere Financial Services, LLC	Delaware
Cheniere Foundation (fka Cheniere Cares, Inc.)	Texas
Cheniere GP Holding Company, LLC	Delaware
Cheniere Ingleside Marine Terminal, LLC	Delaware
Cheniere Land Holdings, LLC	Delaware
Cheniere Liquids, LLC	Delaware
Cheniere LNG O&M Services, LLC	Delaware
Cheniere LNG Terminals, LLC	Delaware
Cheniere Logistics, LLC	Delaware
Cheniere Low Carbon Ventures, LLC	Delaware
Cheniere Major Project Development, LLC	Delaware
Cheniere Marketing Holdco, LLC	Delaware
Cheniere Marketing International, LLP	United Kingdom
Cheniere Marketing, LLC	Delaware
Cheniere Marketing, Ltd.	United Kingdom
Cheniere Marketing PTE Ltd.	Singapore
Cheniere Midship Holdings, LLC	Delaware
Cheniere Midstream Holdings, Inc.	Delaware
Cheniere Operating, LLC	Delaware
Cheniere Overseas Management Services Ltd	United Arab Emirates
Cheniere Pipeline GP Interests, LLC	Delaware
Cheniere Project Construction, LLC	Delaware
Cheniere SCM Holdings, LLC	Delaware
Corpus Christi Liquefaction, LLC	Delaware

Entity Name	Jurisdiction of Incorporation
Corpus Christi Liquefaction Stage IV, LLC	Delaware
Corpus Christi Pipeline GP, LLC	Delaware
Corpus Christi Tug Services, LLC	Delaware
GPIL Power Marketing, LLC	Delaware
Gregory Connector, LLC	Delaware
Gregory Power Investments, LLC	Delaware
Sabine Crossing Pipeline, LLC	Delaware
Sabine Pass Carbon Solutions, LLC	Delaware
Sabine Pass Liquefaction, LLC	Delaware
Sabine Pass Liquefaction Stage V, LLC	Delaware
Sabine Pass LNG-GP, LLC	Delaware
Sabine Pass LNG-LP, LLC	Delaware
Sabine Pass LNG, L.P.	Delaware
Sabine Pass Project Development, LLC	Delaware
Sabine Pass Tug Services, LLC	Delaware
Texas Gulf Coast Header, LLC	Delaware